SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                           FORM 8-K-A

               Amendment to Application or Report

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

   Southwest Royalties Institutional Income Fund VIII-B, L.P.
            (Exact name of registrant as specified in
               its limited partnership agreement)

          AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K dated June 12, 1997, File No. 0-16494 as set forth in the pages attached hereto.

      Item 4. Changes in Registrant's Certifying Accountant

            Item 7. Financial Statements and Exhibits


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Southwest Royalties Institutional
                              Income Fund VIII-B, L.P.



                              By:  Southwest Royalties, Inc.
                                   Managing General Partner

Date: June 24, 1997           By:  /s/ Bill E. Coggin
                                   Bill E. Coggin, Vice President
                                   and Chief Financial Officer

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Item 4.   Changes in Registrant's Certifying Accountant.

          (a)  Previous independent accountants

               The Registrant has requested that Joseph Decosimo and Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 13, 1997 and received June 23, 1997 by federal express, is filed as Exhibit 16 to this Amended Form 8-K.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

               16     Letter re change in certifying accountant

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